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                                                                     EXHIBIT 5

                                                                (614) 365-2700





                                October 30, 2002



Board of Directors
Peoples Ohio Financial Corporation
635 South Market Street
Troy, Ohio 45373

Gentlemen:

          We have acted as counsel to Peoples Ohio Financial Corporation, an Ohio Corporation (the "Company"), in connection with the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about October 30, 2002 (the "Registration Statement"), for the purpose of registering 600,000 Common Shares without par value reserved for issuance under the Peoples Savings Bank of Troy 2001 Stock Option and Incentive Plan (the "Plan").

          In connection with this opinion, we have examined such corporate records and other documents and certificates of public officials as we have deemed necessary in order for us to render the opinion set forth below, and have relied upon such other representations of the Company and its officers as we have deemed relevant.

          Based solely upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the Common Shares shall have been issued by the Company upon the exercise of the options and payment therefor in full in the manner provided in the Plan and in the Registration Statement (when it becomes effective), such Common Shares issued upon the exercise of such options will be validly issued, fully paid and non-assessable.

          This opinion is limited to the federal laws of the United States and to the laws of the State of Ohio having effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

          We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Squire, Sanders & Dempsey L.L.P.